Exhibit 10.54

KEY TERMS OF COMPENSATION ARRANGEMENTS FOR

NAMED EXECUTIVE OFFICERS FOR FISCAL 2010

The named executive officers of The Gymboree Corporation (the “Company”) each receive an annual salary, are eligible to participate in the Company’s annual Bonus Plan, equity compensation plan and 401K plan, and receive medical, dental and vision insurance benefits. They are also eligible for benefits under the Company’s Amended and Restated Management Change of Control Plan, including a payment equal to a multiple of annual compensation (as specified below), and benefits under the Company’s Amended and Restated Management Severance Plan, including a severance payment equal to 100% of base salary. Individual compensation terms for the Company’s 2010 fiscal year are set forth below.

Name and Principal Position	Base Salary	Target Bonus Payout*	Change of Control Multiple**
Matthew K. McCauley	$637,500	150%	300%
Chairman and CEO

Blair W. Lambert	$338,800	85%	300%
COO

Kip M. Garcia	$374,000	100%	300%
President

Marina Armstrong	$338,800	85%	300%
SVP, General Manager and Secretary

Jeffrey P. Harris	$285,000	65%	300%
CFO

Lynda G. Gustafson	$207,000	40%	200%
VP, Corporate Controller

*	Designated as a percentage of base salary. The plan maximum for Ms. Gustafson is 150% of target bonus payout.
**	Designated as a percentage of base salary and average bonus for prior three full fiscal years.